Number                     Shares

Immecor Corporation
Incorporated under the laws of the State of California
See Reverse for Statements relating to Rights, Preferences, Privileges, if any.
This Certifies that                                         CUSIP 452518  10  3
-------- is the owner of --------- Fully paid and nonassessable Shares of Common Stock of
Immecor Corporation
     transferable only on the books of the Corporation by the holder hereof in person or by Attorney, upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:
Secretary                           President

     A statement of the rights, preferences, privileges and restrictions to or imposed upon the respective classes or series of shares and upon the holders thereof as established, from time to time, by the Articles of Incorporation of the Corporation and by any certificate of determination, and the number of shares constituting each class and series and the designations thereof, may be obtained by the holder hereof upon written request and without charge from the Secretary of the Corporation at its corporate headquarters.

     The following abbreviations,when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
         TEN COM -- as tenants in common
         UNIF GIFT MIN ACT-- ..............................Custodian
 ................(Cust).............(Minor)
         TEN ENT  -- as tenants by the entireties
         JT TEN  -- as joint tenants with right of survivorship
          under Uniform Gifts to Minors Act
 ..........................................(State).
                      and not as tenants in common
         UNIF TRF MIN ACT--...........................Custodian (until age ....)
(Cust).................under
Uniform Transfers
(minor) to Minors Act............(State).

Additional  abbreviations may also be used though not in the above list.

For Value Received, _____ hereby sell, assign and transfer unto

Please insert Social Security or other Identifying Number of Assignee
----------------------------------------------------------------------
Please Print or Typewrite Name and Address, including Zip Code, of Assignee
----------------------------------------------------------------------

_________________________________________________________________ Shares
     of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
----------------------------------------------------------------------
Attorney
     to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises. Dated ______________ 19_____

Signed __________________________
Signed __________________________

     NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
Signatures Guaranteed

By ______________________________
     THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATION AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17ad-15.